UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Cytomedix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CYTOMEDIX, INC.

Notice of Special Meeting of Shareholders and Proxy Statement

Special Meeting to be held
on
May 31, 2013, 11 a.m. EDT

At Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877

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CYTOMEDIX, INC.

209 Perry Parkway, Suite 7, Gaithersburg, MD 20877

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 31, 2013

Dear Shareholder:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Cytomedix, Inc. is to be held on May 31, 2013, at 11 a.m. EDT. The meeting will be held at our offices at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877, for the following purposes:

1.          To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 160,000,000 to 200,000,000 and the number of authorized shares of capital stock from 175,000,000 to 215,000,000;

2.          To approve an amendment to the Company’s Certification of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, at one of four reverse stock split ratios, 1-for-4, 1-for-5, 1-for-6 or 1-for-7, as determined by the Board of Directors in its sole discretion, prior to May 31, 2014, but only for the purpose of facilitating the listing of the Company’s common stock on a national securities exchange; and

3.           To authorize the Board pursuant to Section 242(c) of the Delaware General Corporation Law to abandon any reverse stock split pursuant to Proposal 2 above.

All shareholders are cordially invited to attend the Special Meeting; however, only shareholders of record at the close of business on April 5, 2013 ("Record Date") are entitled to notice of and to vote at the Special Meeting or any adjournments thereof. A complete list of these stockholders will be open for the examination of any shareholder of record at the principal executive offices of the Company, but will be closed at least 10 days immediately preceding the Special Meeting. The list will also be available for the examination of any shareholder of record present at the Special Meeting. The Special Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

The Board of Directors recommends that you vote FOR Proposals 1-3. We appreciate your continued support and look forward to seeing you at the meeting in May.

Sincerely,

/s/ Martin P. Rosendale
Martin P. Rosendale
Chief Executive Officer, Director

April   , 2013

Whether or not you plan to attend the meeting in person, please complete, sign and date the enclosed proxy and return it promptly in the enclosed return envelope. No postage is required if mailed in the United States. You may also vote your shares by telephone voting which is explained in further detail on your proxy card. Shareholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

Important Notice Regarding Internet Availability of Proxy Materials for

the Special Meeting of Shareholders to be Held on May 31, 2013

Electronic copies of this proxy statement and proxy card for the Special Meeting of Shareholders are available to you at http://www.cytomedix.com/proxy2013special.htm. Requests for additional copies of the proxy materials should be addressed to Shareholder Relations, Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877. This material will be furnished without charge to any shareholder requesting it.

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TABLE OF CONTENTS

Information about the Annual Meeting and voting	5

Why did you send me this proxy statement?	5
What are the purposes of this meeting?	5
Who may attend the meeting?	5
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	5
Who can vote?	5
How do I vote?	5
What are the Board's recommendations?	5
May I revoke my proxy?	6
What constitutes a quorum for the Special Meeting?	6
What vote is required to take action?	6
Who is making this solicitation?	6
Are there any dissenters' rights of appraisal?	6
Where are the principal executive offices of Cytomedix?	6
How can I obtain additional information about Cytomedix?	7

Security Ownership of Certain Beneficial Owners and Management	7

PROPOSAL 1	9
PROPOSAL 2	10
PROPOSAL 3	15

Interest of Certain Persons in Matters to be Acted Upon	15
Shareholder Proposals and Submissions for Inclusion in the Proxy Statement for the 2013 Annual Meeting of Shareholders	15
Other Matters	15
House holding of Proxy Materials	16

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INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why did you send me this proxy statement?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Cytomedix, Inc., a Delaware corporation, for use at the Special Meeting of its shareholders to be held on May 31, 2013, at the corporate offices of Cytomedix in Gaithersburg, MD at 11 a.m. EDT, and at any adjournments or postponements of the Special Meeting. This proxy statement summarizes the information you need to make an informed vote on the proposals to be considered at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card using the envelope provided, or vote by telephone as described on the proxy card. The terms "Cytomedix," "Company," "we," or "our" refer to Cytomedix, Inc.

What are the purposes of this meeting?

The Board of Directors, on behalf of Cytomedix, is seeking your affirmative vote for the following:

1.          To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 160,000,000 to 200,000,000 and the number of authorized shares of capital stock from 175,000,000 to 215,000,000;

2.          To approve an amendment to the Company’s Certification of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, at one of four reverse stock split ratios, 1-for-4, 1-for-5, 1-for-6 or 1-for-7, as determined by the Board of Directors in its sole discretion, prior to May 31, 2014, but only for the purpose of facilitating the listing of the Company’s common stock on a national securities exchange; and

3.          To authorize the Board pursuant to Section 242(c) of the Delaware General Corporation Law to abandon any reverse stock split pursuant to Proposal 3 above.

Who may attend the meeting?

Only shareholders, their proxy holders, and our invited guests may attend the Special Meeting. If you plan to attend, please bring identification, and, if you hold shares in street name, you should bring your bank or broker statement showing your beneficial ownership of Cytomedix stock in order to be admitted to the meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the "stockholder of record" with respect to those shares. The proxy materials have been sent directly to you by us. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of shares held in street name. The proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the proxy or voting instructions included in the mailing or by following their instructions for voting by telephone or on the Internet.

Who can vote?

You can vote at the Special Meeting in all matters properly brought before the Special Meeting if, as of the close of business on the record date, you were a holder of record of the Company’s common stock. On April 5, 2013, there were issued and outstanding 104,347,955 shares of common stock.

How do I vote? What are the Board's recommendations?

Whether you plan to attend the Special Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the postage-paid envelope provided. Returning the proxy card will not affect your right to attend the Special Meeting and vote in person. You may vote by telephone by using the toll-free number 1-800-690-6903 and following the instructions on your proxy card.

If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

• FOR an amendment to our Certificate of Incorporation to authorize an increase in capital stock (Proposal 1)

• FOR an amendment to our Certification of Incorporation to authorize the Board to effect a reverse stock split in its discretion at a ratio of 1-for-4, 1-for-5, 1-for-6 or 1-for-7, prior to May 31, 2014, but only for the purpose of facilitating the listing of the Company’s common stock on a national securities exchange (Proposal 2)

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• FOR authorization for the Board to abandon any reverse stock split under Proposal 2 (Proposal 3)

The Special Meeting has been called to consider Proposals set forth in the Notice and described above. Under Delaware law and our bylaws, business transacted at the Special Meeting must be confined to such Proposals.

May I revoke my proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in three ways:

1.          You may send in another proxy with a later date.

2.          You may notify us in writing (or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Special Meeting that you are revoking your proxy.

3.          You may vote in person at the Special Meeting.

If you hold shares through a bank, broker or other nominee, you may revoke any prior voting instructions by contacting that firm.

What constitutes a quorum for the Special Meeting?

In order for any business to be conducted at the Special Meeting, the holders of a majority of the shares issued and outstanding and entitled to vote at the meeting must be present, either in person or represented by proxy. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as present. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner signs and returns a proxy but does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. If a quorum is not present, the meeting may be adjourned or postponed by those shareholders who are represented. The meeting may be rescheduled at the time of the adjournment with no further notice of the rescheduled time. An adjournment will have no effect on the business to be conducted.

What vote is required to take action?

Proposal 1 requires the affirmative vote of a majority of our outstanding shares entitled to vote on the proposal; Proposal 2 requires the affirmative vote of a majority of our outstanding shares entitled to vote on the proposal; and Proposal 3 requires the affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote on the proposal. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares in its discretion on “routine matters.” However, absent your instructions, the record holder will not be permitted to vote your shares on a non-routine matter, which are referred to as “broker non-votes,” properly brought before the meeting. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal. Any abstentions will have the effect of a vote against each of Proposals 1, 2 and 3. Any “broker non-votes” (shares held by brokers or nominees as to which they have discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon) will have the effect of a vote against each of Proposals 1 and 2, but will have no effect on Proposal 3. The passage of these Proposals are not dependent or contingent upon each other and each Proposal is to be considered and voted upon by our shareholders as a separate proposal requiring a separate vote.

Who is making this solicitation?

We are soliciting your vote through the use of the mail and will bear the cost of this solicitation. We will not employ third party solicitors, but our directors, officers, employees, and consultants may solicit proxies by mail, telephone, personal contact, or through online methods. We will reimburse their expenses for doing this. We will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of our stock. Other proxy solicitation expenses include those for preparation, mailing, returning, and tabulating the proxies.

Are there any dissenters' rights of appraisal?

The Board is not proposing any action for which the laws of the State of Delaware, our Certificate of Incorporation or our Bylaws, provide a right of a shareholder to obtain appraisal of or payment for such shareholder’s shares.

Where are the principal executive offices of Cytomedix?

Our principal executive offices are located at Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877 and our telephone is (240) 499-2680.

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How can I obtain additional information about Cytomedix?

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including Cytomedix, that file electronically with the SEC. The SEC's website address is www.sec.gov. In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E. Washington, DC 20549; and at the SEC's regional offices at 233 Broadway, New York, NY 10279 and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at 100 F Street, N.E., Washington, DC 20549.

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO COMPLETE AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR SHARES ARE REPRESENTED AND VOTED. THIS BENEFITS THE COMPANY BY REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION.

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Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership of Certain Beneficial Owners

The following table sets forth information regarding the ownership of the Company’s common stock as of April 5, 2013 by all those known by the Company to be beneficial owners of more than five percent of its common stock. This table is prepared in reliance upon beneficial ownership statements filed by such shareholders with the SEC under Section 13(d) or 13(g) of the Exchange Act and/or the best information available to the Company.

Name of Beneficial Owner	Beneficial Ownership (1)		% of Class (1)

Aldagen Holdings, LLC	14,275,057	(2)	13.6%
John Paul DeJoria	7,375,974	(3)	7.0%
Charles E. Sheedy	7,424,183	(4)	7.0%

(1)          Percentage ownership as of April 5, 2013 is based upon 104,437,955 total shares of common stock shares issued and outstanding. For purposes of determining the amount of securities beneficially owned, share amounts include all common stock owned outright plus all shares of common stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after the preparation of this table. Shares of common stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after the preparation of this table, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.

(2)          Based on the Company’s records, Aldagen Holdings, LLC’s beneficial ownership of the Company’s securities includes 13,671,830 shares of common stock and 124,135 shares of common stock issuable upon exercise of warrants held by Aldagen Holdings. Mailing address for Aldagen Holdings is 4101 Lake Boone Trail, Suite 300, Raleigh, NC 27607.

(3)          Based on the Company’s records, Mr. DeJoria’s beneficial ownership of the Company’s securities includes 6,983,378 shares of common stock and 392,596 shares of common stock issuable upon exercise of warrants held by Mr. DeJoria. Mailing address for Mr. DeJoria is 1888 Century Park East, Suite 1600, Century City, CA 90067.

(4)          Based on the Company’s records, Mr. Sheedy’s beneficial ownership of the company’s securities includes 6,113,217 shares of common stock and 1,310,966 shares of common stock issuable upon exercise of warrants held by Mr. Sheedy. Mailing address for Mr. Sheedy is Two Houston Center, 909 Fannin Street, Suite 2907, Houston, Texas 77010.

Beneficial Ownership of Management

The following table sets forth information regarding the ownership of our common stock as of April 5, 2013 by: (i) each director; (ii) each of the named executive officers; and (iii) all executive officers and directors of the Company as a group.

Name of Beneficial Owner	Beneficial Ownership (1)		Percent of Class (1)
James S. Benson	362,500	(2)	*
Joseph Del Guercio	1,579,833	(3)	1.5%
Edward L. Field	312,000	(4)	*
Lyle A. Hohnke	517,500	(5)	*
David E. Jorden	7,317,846	(6)	7.0%
Stephen N. Keith	176,667	(7)	*
Richard S. Kent	4,705,189	(8)	4.5%
Andrew S. Maslan	513,998	(9)	*
Mark T. McLoughlin	386,668	(10)	*
Martin P. Rosendale	1,131,522	(11)	1.1%
C. Eric Winzer	176,667	(12)	*
Steven S. Shallcross	0	(13)	*
Group consisting of executive officers and directors	17,192,389		15.7%

*     Less than 1%.

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(1)          Percentage ownership as of April 5, 2013 is based upon 104,437,955 total shares of common stock shares issued and outstanding. For purposes of determining the amount of securities beneficially owned, share amounts include all common stock owned outright plus all shares of common stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after the preparation of this table. Shares of common stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after the preparation of this table, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons. Unless otherwise indicated, the mailing address of all persons named in this table is: c/o Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877.

(2)          Independent director of the Company. Includes 362,500 shares Mr. Benson may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.

(3)          Independent director of the Company. Includes 1,143,770 shares of the Company’s common stock owned directly by CNF Investments II, LLC (“CNF”). The individual managing members (collectively, the “CNF Member Managers”) of CNF are Joseph Del Guercio and Robert J. Flanagan. CNF and CNF Member Managers may share voting and dispositive power over the shares directly held by CNF. Mr. Del Guercio is Managing Director of CNF. He disclaims beneficial ownership of such securities. Also includes 405,563 shares issuable upon exercise of the warrant also held by CNF and 42,500 shares Mr. Del Guercio may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan. Mailing address for CNF is 7500 Old Georgetown Road, Suite 620, Bethesda, MD 20814.

(4)          Chief Operating Officer of the Company. Includes 312,000 shares Mr. Field may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.

(5)          Independent director of the Company. Includes 517,500 shares Mr. Hohnke may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.

(6)          Executive Chairman of the Board of the Company. Includes 460,705 shares Mr. Jorden may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan and warrants.

(7)          Independent director of the Company. Includes176,667 shares Dr. Keith may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.

(8)          Independent director of the Company. Includes (i) 53,934 shares and 15,021 shares issuable upon the exercise of February 2012 warrants held by Intersouth Affiliates V, L.P. (“AFF V”), which shares are indirectly held by Intersouth Associates V, LLC (“ISA V”), as general partner of AFF V, and each of the individual managing members of ISA V, (ii) 1,179,805 shares held by Intersouth Partners V, L.P. (“ISP V”) and 328,636 shares issuable upon the exercise of February 2012 warrants, which shares are indirectly held by ISA V, as general partner of ISP V, and each of the individual managing members of ISA V, (iii) 1,233,738 shares and 244,305 shares issuable upon the exercise of February 2012 warrants held by Intersouth Partners VI, L.P. (“ISP VI”), which shares are indirectly held by Intersouth Associates VI, LLC (“ISA VI”), as general partner of ISP VI, and each of the individual managing members of ISA VI, and (iv) 1,233,740 shares and 373,510 shares issuable upon the exercise of February 2012 warrants held by Intersouth Partners VII, L.P. (“ISP VII”), which shares are indirectly held by Intersouth Associates VII, LLC (“ISA VII”), as general partner of ISP VII, and each of the individual managing members of ISA VII. The individual managing members of AFF V, ISA V, ISA VI and ISA VII are Mitch Mumma and Dennis Dougherty. Member Managers may share voting and dispositive power over the shares directly held by such entities. Dr. Kent is a member of ISA V, ISA VI and ISA VII, respectively; he is also the general partner of AFF V, ISP V, ISP VI and ISP VII, respectively. Also includes 60,000 shares Mr. Kent may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan. Mailing address for all affiliated entities is 406 Blackwell Street, Suite 200, Durham, NC 27701.

(9)          Includes 401,218 shares Mr. Maslan may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan and warrants. Mr. Maslan tendered his resignation as the Company’s Chief Financial Officer on March 29, 2013, effective as of May 10, 2013.

(10)          Independent director of the Company. Includes 386,668 shares Mr. McLoughlin may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan and warrants.

(11)          Chief Executive Officer of the Company. Includes 927,373 shares Mr. Rosendale may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan and warrants.

(12)          Independent director of the Company. Includes 176,667 shares Mr. Winzer may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.

(13)          Appointed the Company’s Executive Vice President, Chief Financial Officer, Secretary and Treasurer, on March 29, 2013 commencing as of May 10, 2013. Upon execution of his Employment Agreement with the Company, Mr. Shallcross received a grant of stock options under the Company’s LTIP to purchase 600,000 shares of the Company’s common stock, vesting in equal installments over three years after the issuance date of March 30, 2013, such that 200,000 shares vest on March 30, 2014; 200,000 shares - on March 30, 2015; and the remaining 200,000 shares - on March 30, 2016.

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PROPOSAL 1

To approve an amendment to the Company's Certificate of Incorporation, which would increase the number of authorized shares of common stock from 160,000,000 to 200,000,000 and the number of authorized shares of capital stock from 175,000,000 to 215,000,000.

General

Our Board of Directors unanimously approved and recommended for adoption by the shareholders the following Amendment to the Certificate of Incorporation, (the “Charter Amendment”), whereby the first sentence in paragraph four of the Certificate of Incorporation is amended and restated to read in its entirety as follows:

“The authorized capital stock of the Corporation shall consist of 215,000,000 shares of capital stock, of which 200,000,000 shares shall be Common Stock, with a par value of $.0001 per share, and 15,000,000 shares shall be Preferred Stock, with a par value of $.0001 per share.”

This Proposal 1 is to approve the Charter Amendment; however, as discussed below, we do not seek shareholder approval relating to any issuance of shares of common stock. If Proposal 1 is approved, the Board will file the Charter Amendment with the Secretary of State of Delaware. The increase in our authorized capital will become effective on the date of filing.

Background and Reasons for the Proposed Amendment

As of April 5, 2013, we had 160,000,000 shares of our common stock authorized, of which, 104,347,955 shares were issued and outstanding, 26,634,792 shares were reserved for issuance for future exercises of options and warrants, and 15,000,000 shares of preferred stock, of which, zero shares were issued and outstanding. The Charter Amendment would increase the number of shares of our common stock that the Company is authorized to issue from 160,000,000 to 200,000,000 shares of common stock. The par value of our common stock will not be affected by the Charter Amendment.

Advantages, Disadvantages and Effects of the Proposed Increase in the Authorized Capital

In addition to the foregoing, in our efforts to further our business, our Board may seek to complete additional financings in the near future. At this time we do not have any plans to issue any shares. However, if and when we do determine to pursue an additional financing or business transaction, having additional authorized capital available for issuance in the future will give us flexibility and may allow such shares to be issued without the expense and delay of another shareholder meeting.

Further, there are certain advantages and disadvantages of an increase in our authorized stock. The advantages include, among others, the ability to raise capital by issuing capital stock under the transactions described above, or other financing transactions, and to have shares of our capital stock available to pursue business expansion opportunities, if any. The disadvantages include, among others, the issuance of additional shares of our capital stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences. In addition, shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future and, therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing shareholders.

Authorized but unissued shares of common stock may be used by the Company for any purpose permitted under Delaware law, including but not limited to, paying stock dividends to stockholders, raising capital, providing equity incentives to employees, officers, directors, and service providers, and entering into transactions that the Board believes provide the potential for growth and profit. Although, except as discussed in this Proposal 1, we presently have no plan, commitment, arrangement, understanding or agreement to issue additional shares of common stock (except pursuant to employee benefit plans or outstanding derivative securities), the Company may, in the future, issue common stock in connection with the activities described above or otherwise.

The increase in the authorized shares of common stock will not have any immediate effect on the rights of existing shareholders. However, as discussed above, if the shareholders approve the proposed amendment, our Board may cause the issuance of additional shares without further vote of our shareholders. These future issuances may be dilutive to our current common shareholders and may cause a reduction in the market price of our common stock. Current holders of common stock do not have preemptive or similar rights which means that current shareholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership. The issuance of additional shares of common stock would decrease the proportionate equity interest of our current shareholders and could result in dilution to our current shareholders.

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As discussed above, the proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to obtain control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of common stock, which would dilute the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our shareholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The proposed amendment may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of the Company, and our Board has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

Vote Required and Board Recommendation

The passage of this Proposal 1 requires the affirmative vote of a majority of our outstanding shares. Our Board recommends a vote FOR this Proposal.

PROPOSAL 2

To approve an amendment to the Company’s Certification of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, at one of four reverse stock split ratios, 1-for-4, 1-for-5, 1-for-6 or 1-for-7, as determined by the Board of Directors in its sole discretion, prior to May 31, 2014, but only for the purpose of facilitating the listing of the Company’s common stock on a national securities exchange.

On April 10, 2013, our Board has considered, deemed advisable, and adopted resolutions approving and recommending to our shareholders for their approval a proposed amendment to our Certification of Incorporation to effect a reverse stock split of the outstanding shares of our common stock at one of four reverse stock split ratios: 1-for-4, 1-for-5, 1-for-6 or 1-for-7, as may be determined by the Board in its sole discretion. If approved by our shareholders, the Board would be permitted and authorized (but not required) to effect a reverse stock split of our common stock at any one of these reverse stock split ratios (or no reverse stock split ratio at all) and to file with the Secretary of State of the State of Delaware an amendment to our Certificate of Incorporation, as amended to date, effecting such reverse stock split, which would be filed at such time as our Board deems appropriate. If this Proposal 2 is approved, no further action on the part of shareholders will be required to either implement or abandon the reverse stock split. If the proposal is approved by shareholders and the Board determines to implement the reverse stock split, we would communicate to the public, prior to the effective time of the reverse stock split, additional details regarding the reverse stock split (including the final reverse stock split ratio, as determined by the Board). Depending on the ratio for the reverse stock split determined by the Board of directors, four, five, six or seven shares of existing common stock, as determined by the Board, will be combined into one share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the Board.

The Board believes that shareholder approval of four potential exchange ratios (rather than a single exchange ratio) provides the Board with the flexibility to achieve the desired results of a reverse stock split. The amendment to our Certificate of Incorporation that is filed to effect the reverse stock split, if any, will include only the reverse split ratio determined by the Board to be in the best interests of shareholders and all of the other proposed amendments at different ratios will be abandoned. The reverse stock split, if approved by our shareholders, would become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The exact timing of this filing will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and shareholders. In addition, the Board reserves the right (as discussed in Proposal 3 of this proxy statement), notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with reverse stock split if the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of its shareholders to proceed with the split.

The form of proposed amendment to the Company’s Certificate of Incorporation, as amended to date, is provided as Appendix I to this Proxy statement.

Discussion of the Reasons for the Proposed Reverse Split of Our Common Stock

Our common stock is currently quoted on the OTCBB under the trading symbol “CMXI”. From June 2005 through January 2011, our common stock had been listed on the NYSE Amex (now NYSE MKT) under the symbol “GTF”. The following table sets forth, the high and low bid prices of our common stock for the four quarters of 2011 and 2012. The bid prices quoted on the OTCBB reflect inter-dealer prices without retail mark-up, markdown or commission and may not represent actual transactions. On April 10, 2013 the closing price for our common stock was $0.51 per share.

Quarter ended	High	Low

December 31, 2012	$0.93	$0.57
September 30, 2012	$1.80	$0.83
June 30, 2012	$2.32	$1.26
March 31, 2012	$1.54	$1.01

December 31, 2011	$1.23	$0.46
September 30, 2011	$0.66	$0.28
June 30, 2011	$0.45	$0.28
March 31, 2011	$0.67	$0.33

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One of the NYSE MKT and The NASDAQ Stock Market (“NASDAQ”) initial listing requirements is that the bid price of an applicant’s common stock is at a specified minimum per share and that, after listing, for an issue to be eligible for continued listing, it may not appear that the aggregate market value of our common stock has become so reduced as to make further dealings on the NYSE MKT or NASDAQ inadvisable.

Our Board feels that we are at the threshold for re-listing on a national stock exchange, provided we can achieve and maintain the required minimum per share bid price. Our Board recommends that the interest of the shareholders may be best served by a reverse split in order to increase the common stock bid price. We believe that the reverse stock split along with results of growth and operations could be a substantial basis for achieving the stock bid price necessary for a national stock exchange listing. However, there is no assurance that our stock price will achieve the minimum bid price amount and that our stock price will continue to meet the minimum requirement for continued listing.

Because the current worldwide and United States financial situation is volatile, future economic prediction is uncertain. Because of this uncertainty, our Board is not able to predict the stock bid price at the effective date of the reverse split, if and when one is effected by the Board in its discretion. Our Board feels that it is in the best interests of the shareholders that a reverse stock split ratio and effective date are not set at this time, but rather that the Board has the authority to consider and implement a ratio out of a range of approved reverse stock split ratios and an effective date deadline that it can use to the best advantage of the Company. This is the reasoning as to why the Board set the reverse split limitations to effect the reverse stock split at ratios set forth in the ranges as provided in this Proposal 2, to be determined by the Board in its sole discretion.

In order to successfully re-list on a national securities exchange, the Company will also need to comply with additional quantitative (shareholders’ equity, size of shareholder base, market value of securities, size of the public float, number of market makers, etc.) and qualitative (corporate governance, director independence, Board and Audit Committee composition, etc.) initial listing requirements and to continue meeting such requirements on an ongoing, continuous basis. The Company will only apply for an initial listing on a national securities exchange if and to the extent it believes it meets all applicable initial listing requirements. However, there is no assurance that we will be able to maintain such compliance with all requisite continued listing criteria.

Mechanics of the Proposed Reverse Stock Splits

 If our shareholders approve this Proposal 2, upon the filing of documentation with the Secretary of State of the State of Delaware, Financial Industry Regulatory Authority (FINRA) and our stock transfer agent, a particular reverse stock split ratio to be determined and effected by the Board will become effective. After the reverse stock split becomes effective, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities.

The reverse stock split, if and when effected, would affect all of our shareholders uniformly and would not affect any shareholder’s percentage ownership interests or proportionate voting power, except to the extent that the reverse stock split results in any of our shareholders receiving cash in lieu of a fractional share. As described below, shareholders otherwise entitled to fractional shares as a result of the reverse stock split will receive cash payments in lieu of such fractional shares. These cash payments will reduce the number of post-reverse stock split shareholders to the extent there are presently stockholders who would otherwise receive less than one share of our common stock after the reverse stock split. The other principal effects of the reverse stock split will be that:

•          the number of issued and outstanding and treasury shares of our common stock will be reduced proportionately based on the final reverse stock split ratio of the proposed range, as determined by the Board;

•          based on the final reverse stock split ratio, the per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of our common stock issuable upon the exercise of all outstanding option awards and the vesting of all unvested stock units (including restricted stock units and performance stock units) will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon the exercise of such option awards will be reduced proportionately following the reverse stock split;

•          the number of shares reserved for issuance and any maximum number of shares with respect to which equity awards may be granted to any participant under our equity-based compensation plans will be reduced proportionately based on the final reverse stock split ratio; and

•          in addition, the reverse stock split will likely increase the number of shareholders who own odd lots (less than 100 shares). Shareholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in executing sales.

Although the number of outstanding shares of our common stock would decrease following the proposed reverse stock split, our Board does not intend for the reverse stock split to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

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Fractional Shares

Shareholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective time at the then prevailing prices on the open market, on behalf of those shareholders who would otherwise be entitled to receive a fractional share. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After the transfer agent’s completion of such sale, shareholders will receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.

No transaction costs will be assessed on shareholders for the cash payment. Shareholders will not be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is made for their fractional share interest in our common stock. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our common stock at the effective time of the reverse stock split to receive at least one share in the reverse stock split and you want to continue to hold our common stock after the split, you may do so by either purchasing a sufficient number of shares of our common stock; or if you have shares of our common stock in more than one account, consolidating your accounts, so that in each case you hold a number of shares of our common stock in your account prior to the reverse stock split that would entitle you to receive at least one share of our common stock on a post-reverse stock split basis. Shares of common stock held in registered form (that is, stock held by you in your own name in our stock register records maintained by our transfer agent) and stock held in "street name" (that is, stock held by you through a bank, broker or other nominee) for the same investor will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.

Effect on Registered and Beneficial Shareholders

Upon the reverse stock split, we intend to treat shareholders holding shares of our common stock in "street name" (that is, held through a bank, broker or other nominee) in the same manner as registered shareholders whose shares of our common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding shares of our common stock in "street name;" however, these banks, brokers or other nominees may apply their own specific procedures for processing the reverse stock split. If you hold your shares of our common stock with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered “Book-Entry” Shareholders

Our registered shareholders may hold some or all of their shares electronically in book-entry form. These shareholders will not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares of our common stock registered in their accounts.

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-reverse stock split shares of our common stock in registered book-entry form or your cash payment in lieu of any fractional interest, if applicable. If you are entitled to post-reverse stock split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the effective time of the reverse stock split indicating the number of shares of our common stock you hold.

If you are entitled to a payment in lieu of any fractional interest, a check will be mailed to you at your registered address as soon as practicable after the reverse stock split. By signing and cashing this check, you will warrant that you owned the shares of our common stock for which you received a cash payment. See "Fractional Shares" above for additional information.

Effect on Registered Certificated Shares

Some registered stockholders hold their shares of our common stock in certificate form or a combination of certificate and book-entry form. If any of your shares of our common stock are held in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-reverse stock split shares of our common stock for a statement of holding, together with any payment of cash in lieu of fractional shares to which you are entitled. When you submit your certificate representing the pre-reverse stock split shares of our common stock, your post-reverse stock split shares of our common stock will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-reverse stock split shares of our common stock you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-reverse stock split ownership interest. Beginning on the effective time of the reverse stock split, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under "Fractional Shares."

We have no plans for the cancellation or purchase of shares of common stock from holders of a nominal number of shares following the reverse split. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

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As discussed above, our Board believes the completion of any of the reverse splits will cause the minimum bid price of the common stock to increase. There can be no assurance, however, that the reverse split will result in any change in the price of the common stock or that, if the price of the common stock does increase as a result of the reverse split, the amount or duration of such increase.

Our Board believes that the present level of per share market prices of the common stock impairs the acceptability of the stock by portions of the financial community and the investing public. In practice, the price per share does affect the stock because many investors look upon low priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. The increased price per share may encourage interest and trading in the common stock and possibly promote greater liquidity for our shareholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the reverse split. Nonetheless, there is no assurance that these effects will occur or that the per share price level of the common stock immediately after the proposed reverse split will be maintained for any period of time.

In addition, our Board believes that the reverse split may improve the liquidity of the common stock in another manner. Frequently, brokers charge trading commission based upon the number of shares purchased. As a result, this trading commission per share is relatively higher as a percentage of the value of the shares of common stock purchased. Our Board and management believe that the relatively high trading cost of common stock may adversely impact the liquidity of the common stock by making it a less attractive investment to the stock of other companies in our industry. If the reverse split is approved and implemented and the price of the common stock rises correspondingly, the trading cost per "trading dollar" of common stock would decrease.

While we believe that the reverse split would initially help increase the market price of our common stock, the effect of a reverse split on the market price of our common stock cannot be predicted with any certainty, and the historical results of similar reverse splits for companies in similar circumstances is varied. In addition, the possibility of a future reverse stock split could cause the price of our common stock to fall. Additionally, the reverse stock split will likely result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

We currently are authorized to issue a maximum of 160,000,000 shares of our common stock (in the event Proposal 1 of this proxy statement is approved, the maximum number will be increased to 200,000,000 shares). As of April 5, 2013, there were 104,437,955 shares issued and outstanding. In addition, we have approximately 26,634,792 shares reserved for issuance upon exercise of outstanding options and warrants and in connection with existing share-based compensation and benefit plans. The number of issued and outstanding shares of our common stock will be reduced to a number that will be approximately equal to the number of shares of common stock issued and outstanding immediately prior to the effective date divided by the reverse split ratio. The number will not be exact due to the treatment of any fractional shares, as described below.

The proposed reverse splits will not affect any shareholder’s proportionate equity interest in Cytomedix or the rights, preferences, privileges or priorities of any shareholder. Likewise, the proposed reverse split will not affect the total shareholders’ equity in Cytomedix or any components of shareholders’ equity as reflected on the financial statements of the Company except to change the number of issued and outstanding shares of capital stock. There would be no increase or decrease in our "stated capital" account or "capital in excess" account. We do not anticipate any other adjustments in our financial statements if and when any of the proposed reverse stock splits is affected.

The following table illustrates the principal effects of several reverse split ratios on the common stock, LTIP stock awards, etc.:

Common Stock	Pre-Split	Post-Reverse Split	Post-Reverse Split	Post-Reverse Split	Post-Reverse Split
		(1:4)	(1:5)	(1:6)	(1:7)

Authorized (1)	200,000,000	50,000,000	40,000,000	33,333,333	28,571,429
Issued and Outstanding	104,437,955	26,109,489	20,887,591	17,406,326	14,919,709
Options Authorized	10,500,000	2,625,000	2,100,000	1,750,000	1,500,000
Options Issued	9,294,754	2,323,689	1,858,951	1,549,126	1,327,822

(1)         Assumes approval of Proposal 1 (increasing the authorized capital and common stock) included in this proxy statement.

The proposal will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now outstanding. We do not anticipate that the reverse split will result in any material reduction in the number of holders of common stock. Each shareholder's percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares as described above. The common stock issued pursuant to the reverse split will remain fully paid and non-assessable.

Following the effective date, it is not anticipated that our financial condition, the percentage ownership of management, the number of shareholders, or any aspect of our business would materially change as a result of the reverse split.

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Accounting Matters

The reverse split will not affect the par value of our common stock. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the common stock will be reduced in proportion to the fraction by which the number of shares of common stock are reduced, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.

Potential Anti-Takeover Effect

Our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of shareholders seeking to control the Company. The reverse stock split is not being recommended by the Board as part of an anti-takeover strategy.

No Appraisal Rights

Under Delaware law, our shareholders would not be entitled to rights of dissent and appraisal with respect to the reverse split.

Certain Risks Associated with a Reverse Split of our Securities

Our total market capitalization after a reverse split of our common shares may be lower than before the reverse split.

There are numerous factors and contingencies that could affect our common share price following a reverse split of our common shares, such as our reported results of operations in future periods, and general economic, market and industry conditions. Also, reverse splits are sometimes perceived by investors to imply that an issuer is having financial difficulties and, as a result, reverse splits sometimes cause the trading price of the resulting security to be lower than the pre-split share price or not to increase to or maintain its share price on a post-reverse split adjusted basis.

If a reverse stock split is effected, the resulting per-share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that a reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

A decline in the market price of our common stock after a reverse stock split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following such a reverse stock split.

If a reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal except to the extent of their ownership of shares of our common stock.

Federal Income Tax Consequences of the Reverse Stock Split

The following summary of the federal income tax consequences of a Reverse Stock Split is based on current law, including the Internal Revenue Code of 1986, as amended (the "Code"), and is for general information only. The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder, and the discussion below may not address all the tax consequences for a particular shareholder. For example, foreign, state and local tax consequences are not discussed below. The summary does not address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Accordingly, notwithstanding anything to the contrary, each shareholder should consult his, her or its tax advisor to determine the particular tax consequences of a Reverse Stock Split to him, her or it, including the application and effect of federal, state, local and/or foreign income tax and other laws. The following summary assumes that shares of common stock are held as "capital assets" within the meaning of the Code.

We believe the reverse stock split will constitute a reorganization as described in Section 368(a)(1)(E) of the Code. Accordingly, we will not recognize taxable income, gain or loss in connection with the reverse split.

Generally, a reverse split will not result in the recognition of gain or loss or dividend income to a shareholder for federal income tax purposes. The adjusted basis of the new shares of common stock will be the same as the adjusted basis of old shares of common stock exchanged for such new shares of common stock. The holding period of the new, post-split shares of common stock resulting from implementation of the reverse split will include the shareholder's respective holding period for the pre-split shares of common stock exchanged for the new shares of common stock.

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We are required to furnish to the record holders of common stock, other than corporations and other exempt holders, and to the IRS, information with respect to dividends paid on the common stock. You may be subject to backup withholding with respect to proceeds received from a disposition of the shares of common stock. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you (a) fail to furnish your taxpayer identification number ("TIN"), which, for an individual, is ordinarily his or her social security number; (b) furnish an incorrect TIN; (c) are notified by the IRS that you have failed to properly report payments of interest or dividends; or (d) fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding. Backup withholding is not an additional tax but, rather, is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your United States federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

Vote Required and Board Recommendation

The passage of this Proposal 2 requires the affirmative vote of a majority of our outstanding shares. Our Board recommends a vote FOR this Proposal.

PROPOSAL 3

To authorize the Board pursuant to Section 242(c) of the Delaware General Corporation Law to abandon any reverse stock split approved pursuant to Proposal 2 above.

Pursuant to Section 242(c) of the Delaware General Corporation Law the shareholders may authorize the Board to abandon any of the reverse stock split ratios the Board may determine, in its sole discretion, to effect and any filing of any one or more of the amendments to the Certificate of Incorporation approved under Proposal 2 of this proxy statement, and thereby abandon and not implement any such reverse stock splits. As set forth above, in order to further the best interests of our shareholders and to minimize dilution of their equity, our Board requests the flexibility to implement such proposed reverse stock splits. It is possible that the Board may deem it in the best interests of the shareholders not to implement any of such reverse stock splits at all.

Vote Required and Board Recommendation

The passage of this Proposal 3 requires the affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote on the proposal. The Board unanimously recommends that shareholders vote FOR Proposal 3.

Interest of Certain Persons in Matters to be Acted Upon

Except as described above, management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein.

Shareholder Proposals and Submissions for Inclusion in the Proxy Statement for the 2013 Annual Meeting of Shareholders

We presently intend to hold our next annual meeting of shareholders in September 2013. A proxy statement and notice of the 2013 Annual Meeting will be mailed to all shareholders approximately one month prior to that date. Shareholder proposals must be received at our principal executive offices located at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877 no later than 120 days prior to the first anniversary of the date of our 2012 Annual Shareholder meeting; provided, however, that in the event that the date of the next annual meeting is advanced by more than 30 days from the anniversary date of the 2012 Annual Meeting, notice by the shareholder must be received no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made. All shareholder proposals received after the deadline will be considered untimely and will not be included in the proxy statement for the next annual meeting. The SEC rules establish a different deadline for submission of shareholder proposals that are not intended to be included in our proxy statement with respect to regularly scheduled annual meetings. Such proposals must be received by no later than July 16, 2013. The rules set forth standards as to what shareholder proposals are required to be included in a proxy statement. Also, the notice must meet the other requirements contained in our Bylaws. A copy of the relevant Bylaw provisions containing the requirements for making shareholder proposals may be obtained free of charge by contacting our Corporate Secretary at our executive offices.

Other Matters

The Board knows of no other matters which will come before the meeting. However, if any matters other than those set forth in the notice should be properly presented for action, the persons named in the proxy intend to take such action as will be consistent with the policies of the Company and will use their discretion.

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House holding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “house holding,” potentially provides extra convenience for stockholders and cost savings for us. If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please call, email or write to us at (240) 499-2680, investorrelations@cytomedix.com, or Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877, Attention: Corporate Secretary.

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CYTOMEDIX, INC.

SPECIAL MEETING OF SHAREHOLDERS

May 31, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CYTOMEDIX, INC.

The undersigned shareholder acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement and hereby appoints Martin Rosendale, Edward Field, Steven Shallcross or any of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned’s shares of common stock of Cytomedix, Inc. on April 5, 2013 at the Special Meeting of Shareholders to be held on May 31, 2013, at the Company’s headquarters at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877 at 11 a.m. EDT, and at all postponements or adjournments thereof, with all powers the undersigned would possess if personally present.

1.	To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 160,000,000 to 200,000,000 and the number of authorized shares of capital stock from 175,000,000 to 215,000,000.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	To approve an amendment to the Company’s Certification of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, at one of four reverse stock split ratios, 1-for-4, 1-for-5, 1-for-6 or 1-for-7, as determined by the Board of Directors in its sole discretion, prior to May 31, 2014, but only for the purpose of facilitating the listing of the Company’s common stock on a national securities exchange.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	To authorize the Board pursuant to Section 242(c) of the Delaware General Corporation Law to abandon any reverse stock splits approved pursuant to Proposal 2 above.

☐	FOR	☐	AGAINST	☐	ABSTAIN

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" proposals 1 through 3. The undersigned hereby acknowledges receipt of the notice of Special Meeting and proxy statement furnished in connection therewith.

DATED:

(Signature)

(Signature if jointly held)

(Printed name(s))

Please sign exactly as your name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE. THANK YOU.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2013 SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 31, 2013

Electronic copies of this proxy statement and proxy card for the 2013 Special Meeting of Shareholders and are available to you at http://www.cytomedix.com/proxy2013special.htm. Requests for additional copies of the proxy materials should be addressed to Shareholder Relations, Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877. This material will be furnished without charge to any shareholder requesting it.

Appendix I

FORM OF CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION OF CYTOMEDIX, INC.

The undersigned officer of Cytomedix, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST:          The name of the Corporation is Cytomedix, Inc.

SECOND:     Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Certificate of incorporation of the Corporation, each [four][five][six][seven] shares of the Corporation’s common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of common stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmittal letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

THIRD:         The foregoing amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH:     The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this [  ] day of [  ], 20[  ].

Cytomedix, Inc.

By: ______________